                                                        ITEM 14(a)3, EXHIBIT 4.2

                 SECOND AMENDED AND RESTATED GUARANTY AGREEMENT
                                 (Subsidiaries)


         SECOND AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of January 28, 1997 (this "Guaranty Agreement"), among TESORO ALASKA PETROLEUM COMPANY, a Delaware corporation, TESORO EXPLORATION AND PRODUCTION COMPANY, a Delaware corporation, and TESORO PETROLEUM COMPANIES, INC., a Delaware corporation, DIGICOMP, INC., a Delaware corporation, TESORO TECHNOLOGY PARTNERS COMPANY, a Delaware corporation, INTERIOR FUELS COMPANY, an Alaskan corporation, TESORO ALASKA PIPELINE COMPANY, a Delaware corporation, TESORO NORTHSTORE COMPANY, an Alaskan corporation, TESORO REFINING, MARKETING & SUPPLY COMPANY, a Delaware corporation, TESORO NATURAL GAS COMPANY, a Delaware corporation, TESORO BOLIVIA PETROLEUM COMPANY, a Texas corporation, TESORO GAS RESOURCES COMPANY, INC., a Delaware corporation, TESORO E&P COMPANY, L.P., a Delaware limited partnership, TESORO VOSTOK COMPANY, a Delaware corporation, TESORO COASTWIDE SERVICES COMPANY, a Delaware corporation, COASTWIDE MARINE SERVICES, INC., a Texas corporation, KENAI PIPE LINE COMPANY, a Delaware corporation TESORO FINANCIAL SERVICES HOLDING COMPANY, a Delaware corporation, VICTORY FINANCE COMPANY, a Delaware corporation, and TESORO MARINE SERVICES COMPANY, a Delaware corporation (the "Guarantors"), in favor of BANQUE PARIBAS, individually, as Administrative Agent and as an Issuing Bank, and the other financial institutions now or hereafter parties to the Credit Agreement (as such term is hereinafter defined).

                                    RECITALS

         A.      Tesoro Petroleum Corporation, Banque Paribas, as
Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and various lenders (the "Lenders") entered into that certain Amended and Restated Credit Agreement dated as of June 7, 1996 (the "Credit Agreement").

         B. The conditions precedent to the effectiveness of the Credit Agreement included the execution and delivery of that certain Amended and Restated Guaranty Agreement dated of even date therewith by certain Subsidiaries of the Company (the "1996 Guaranty Agreement") which by Amended and Restated Guaranty Agreement dated as of September 12, 1996 (the "Prior Guaranty Agreement"), such 1996 Guaranty Agreement was amended and restated to include additional entities as Guarantors to obtain the benefits thereof under the Credit Agreement.

         C. The Company desires to include an additional entity as a Guarantor to obtain the benefits thereof under the Credit Agreement.

         D. Therefore, in consideration of the premises contained herein, the Guarantors and the Administrative Agent agree to amend and restate the Prior Guaranty Agreement as follows:

                                   AGREEMENT

         1. Defined Terms. As used in this Guaranty Agreement, capitalized terms defined in the Credit Agreement are used herein as defined therein unless otherwise noted herein, and the following additional capitalized terms shall have the following meanings:

                 "Collateral" shall mean any Property in which the Agent is granted a Lien from time to time as security for the Lender Indebtedness.

                 "Contribution Obligation" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the product of (i) its Contribution Percentage times (ii) the sum of all payments made previous to or at the time of calculation by all Guarantors in respect of the Obligations, as a Guarantor or debtor under any Loan Document (less the amount of any such payments previously returned to any Guarantor by operation of law or otherwise, but not including payments received by any Guarantor by way of its rights of subrogation and contribution under this Guaranty Agreement), provided, however, such Contribution Obligation for any Guarantor shall in no event exceed such Guarantor's Maximum Guaranteed Amount.

                 "Contribution Percentage" shall mean for any Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (i) the Net Worth of such Guarantor as of such date, divided by (ii) the sum of the Net Worth of all the Guarantors as of such date.

                 "Maximum Guaranteed Amount" shall mean, for each Guarantor, the greater of (i) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by such Guarantor in exchange for the obligation incurred hereunder by such Guarantor, within the meaning of any state or federal fraudulent conveyance or transfer laws applicable to such Guarantor; or (ii) the lesser of (A) the maximum amount that will not render such Guarantor insolvent, or
         (B) the maximum amount that will not leave such Guarantor (after giving effect to this Guaranty Agreement) with Property deemed an unreasonably small capital. Clauses (A) and (B) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under this Guaranty Agreement so as to provide for the largest Maximum Guaranteed Amount possible.

                 "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Guarantor in respect to the Obligations, as a Guarantor, and in respect of its obligations contained in this Guaranty Agreement or any other Financing Document, less (ii) the sum of all such payments previously returned to such Guarantor by operation of law or otherwise and including payments received by such

         Guarantor by way of its rights of subrogation and contribution under this Guaranty Agreements.

                 "Net Worth" shall mean for any Guarantor, calculated on and as of any applicable date on which such amount is being determined, the greater of (i) zero or (ii) the difference between (A) the sum of all such Guarantor's property, at a fair valuation and as of such date, minus (B) the sum of all such Guarantor's debts, at a fair valuation and as of such date, excluding the Obligations.

                 "Obligations" shall mean (i) all Lender Indebtedness now or hereafter owing, including, but not limited to, (A) the unpaid principal of and accrued interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, and (B) the obligation of the Company to otherwise reimburse the Lender, whether on account of fees, indemnities, costs, taxes, expenses (including all fees and disbursements set forth in Sections 2.21 or 9.04 of the Credit Agreement) or otherwise, (ii) payment of and performance of any and all present or future obligations of the Company according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Company and the Administrative Agent or any of the Lenders (or any of their Affiliates) and authorized pursuant to the terms of the Credit Agreement; (iii) payment of and performance of any and all present or future obligations of the Company according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between the Company and the Administrative Agent or any of the Lenders (or any of their Affiliates) and authorized pursuant to the terms of the Credit Agreement; and (iv) any and all other sums payable by the Company or any of its Subsidiaries under or in respect of any Financing Document.

         2. Guarantee. (a) Each of the Guarantors hereby unconditionally and irrevocably and jointly and severally guarantees to the Agent, the Issuing Banks and each Lender the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each of the Guarantors further agrees, jointly and severally, to pay any and all expenses which may be paid or incurred by the Agent, either Issuing Bank or any Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any Guarantor under this Guaranty Agreement; provided, however, that, notwithstanding anything herein or in any other Financing Document to the contrary, the maximum liability of each Guarantor hereunder and under the other Financing Documents shall in no event exceed the Maximum Guaranteed Amount for such Guarantor.

         (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount for such Guarantor without impairing this Guaranty Agreement or affecting the rights and remedies of the Agent, either Issuing Bank or any Lender.

         (c) No payment or payments made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Agent, either Issuing Bank or any Lender from the Company, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the Maximum Guaranteed Amount for such Guarantor until the Obligations are paid in full.

         (d) It is the intention of the parties hereto that all intercompany indebtedness either owed to or by any Guarantor not be included as either an asset or a liability, respectively, in determining the solvency or capital of any Guarantor. Accordingly, each Guarantor agrees that in connection with any determination of the Maximum Guaranteed Amount, such intercompany indebtedness may be treated in the manner that would achieve the result intended by the first sentence of this subsection (d).

         (e) Right to Collect on the Notes. The Company and the Guarantors are personally obligated and fully liable for the amounts due under the Notes. The Lenders have the right to sue on the Notes and obtain a personal judgment against the Company and the Guarantors for satisfaction of the amounts due under the Notes either before or after a judicial foreclosure of the Alaska Deed of Trust under Alaska Statute 09.45.170 - 09.45.220.

         (f) Senior Debt. Tesoro Alaska's guarantee of the payment of the Obligations constitutes Senior Debt as such term is defined in that certain Subordination Agreement dated December 15, 1993, among the Company, Tesoro Alaska, and the State of Alaska, attached as Exhibit 7 to the Settlement Agreement dated December 15, 1992, among the Company, Tesoro Alaska, and the State of Alaska.

         3. Right of Contribution. Each Guarantor agrees that after all the Obligations have been paid in full that if its then current Net Payments are less than the amount of its then current Contribution Obligation, such Guarantor shall pay to the other Guarantors an amount (together with any payments required of the other Guarantors by this Section 3) such that the Net Payments made by all Guarantors in respect of the Obligations shall be shared among all of the Guarantors in proportion to their respective Contribution Percentage. The provisions of this Paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent, the Issuing Banks or any Lender, and each Guarantor shall remain liable to the Agent, the Issuing Banks and each Lender for the full amount guaranteed by such Guarantor hereunder.

         4. Right of Set-off. The Agent, the Issuing Bank and each Lender is hereby irrevocably authorized upon the occurrence of an Event of Default without notice to the Guarantors, any such notice being expressly waived by each Guarantor, to set-off and credit against any credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Agent, either Issuing Bank or any Lender to or for the credit or the account of any Guarantor, or any part thereof in such amounts as the Agent, such Issuing Bank or such Lender may elect, against and on account of the obligations and liabilities of the applicable Guarantor to the Agent, the Issuing Banks and the Lenders hereunder and claims of every nature and description of the Agent, the Issuing Banks and the Lenders against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Financing Document or otherwise, as the Agent, either Issuing Bank or any Lender may elect, whether or not the Agent, such Issuing Bank or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent agrees to notify (promptly after receipt of notice by the Agent) the Company and the applicable Guarantor of any such set-off and the application made by the Agent, such Issuing Bank or any such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, either Issuing Bank and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any such Person may have.
If foreign currency is exchanged for U.S. Dollars by the Agent, either Issuing Bank or any Lender, such Person shall use the rate of exchange prevailing at the time for customers exchanging a similar amount of currency.

         5. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantors by the Agent, either Issuing Bank or any Lender, any such Guarantor shall not be entitled to be subrogated to any of the rights of the Agent, either Issuing Bank or any Lender against the Company or any collateral security or guaranty or right of offset held by any such Person for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by any such Guarantor hereunder, until all Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent, the Issuing Banks and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured in such order as the Agent may determine.

         6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Agent, either Issuing Bank or any Lender may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent, the Issuing Banks or the Lenders and the Credit Agreement, the Notes and any collateral security document or other guaranty or document in connection therewith (including, without limitation, the other Financing Documents) may be amended, modified, supplemented or terminated, in whole or in part, as the Agent, the Issuing Banks or the Lenders may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Agent, the Issuing Banks or the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Agent, either Issuing Bank nor any Lender shall have an obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or this Guaranty Agreement or any Property subject thereto. When making any demand hereunder against any Guarantor, the Agent may, but shall be under no obligation to, make a similar demand on the Company or any other guarantor, and any failure by the Agent to make any such demand or to collect any payments from the Company or any such other guarantor, or any release of the Company or other guarantor, shall not relieve any such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent, the Issuing Banks of the Lenders against each Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent, either Issuing Bank or any Lender upon this Guaranty Agreement or acceptance of this Guaranty Agreement, and the Obligations (and any of them) shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this Guaranty Agreement, and all dealings between the Company or the Guarantors and the Agent, either Issuing Bank or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment, notice of intention to accelerate maturity and notice of acceleration of maturity to or upon the Company or the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty Agreement shall be construed as a continuing, absolute, completed, unconditional (except as expressly conditioned pursuant to the terms hereof) and irrevocable guarantee of payment and not of collection without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the other Financing Documents, any of the Obligations or any collateral security or guaranty therefor or right of offset with respect thereto at any time or from time to time held by the Agent, either Issuing Bank or any Lender, (b) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Company or any other Person liable for the Obligations against the Agent, either Issuing Bank or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Person liable for the Obligations, or of any Guarantor under this Guaranty Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent, the Issuing Banks and the Lenders may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Company or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Agent, the Issuing Banks or the Lenders to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent, either Issuing Bank or any Lender against any Guarantor. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the respective successors and assigns thereof, and shall inure to the benefit of the Agent, Issuing Banks and the Lenders, and the respective successors, indorsees, transferees and assigns thereof, until all the Obligations and the obligations of the Guarantors under this Guaranty Agreement shall have been satisfied by payment in full.

         8. Reinstatement. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent, either Issuing Bank or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of such Person's property, or otherwise, all as though such payments had not been made.

         9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid, without set-off or counterclaim and in immediately available funds and in lawful currency of the United States of America, to Agent in Houston, Texas, at the Agent's Payment Office, not later than 11:00 A.M., Houston time.

         10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                 (a) Corporate Existence. Each Guarantor (other than Tesoro E&P Company, L.P.) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and lease its property and to conduct its business.

                 (b) Corporate Power; Authorization. Each Guarantor (other than Tesoro E&P Company, L.P.) has the corporate power and authority and the legal right to make, deliver and perform this Guaranty Agreement. Each Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty Agreement.

                 (c) Partnership Existence and Authorization. Tesoro E&P Company, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the partnership power and authority and the legal right to own and lease its property and to conduct its business. Tesoro E&P Company, L.P. has the partnership power and authority and the legal right to make, deliver and perform this Guaranty Agreement and has taken all necessary partnership action to authorize the execution, delivery and performance of this Guaranty Agreement.

                 (d) Enforceable Obligations. This Guaranty Agreement has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         11. No Waiver; Cumulative Remedies. Neither the Agent, either Issuing Bank nor any of the Lenders shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent, either Issuing Bank or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, privilege or right. A waiver by the Agent, either Issuing Bank or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any such Person would have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         12. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and, in the case of any Guarantor, shall be given to such Guarantor at the address or telecopy number of the Company now or hereafter provided for in the Credit Agreement and in the case of the Agent, either Issuing Bank or any Lender, at the address or telecopy number for such Person now or hereafter provided for in the Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number specified in the Credit Agreement, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in the Credit Agreement; provided that notices to the Agent shall not be effective until received.

         13. ENTIRE AGREEMENT. THIS GUARANTY AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS, THE OTHER FINANCING DOCUMENTS REFERRED TO IN SECTIONS 3.02 THE CREDIT AGREEMENT, AND THE FEE LETTER EMBODY THE ENTIRE

AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT, THE ISSUING BANKS, THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY CONFLICT OR AMBIGUITY BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS IN ANY OTHER FINANCING DOCUMENT SHALL BE CONTROLLED BY THE TERMS AND PROVISIONS HEREOF.

         14.  Governing Law; Submission to Jurisdiction, Etc.

         (a) This Guaranty Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Texas.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) THE COMPANY AND THE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (III) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         (d) Each Guarantor that is not a Texas corporation hereby irrevocably designates the General Counsel of the Company (as of the date hereof, James C. Reed, Jr.) located at 8700 Tesoro Drive, San Antonio, Texas 78217, as the designee, appointee and agent of such Guarantor to receive, for and on behalf of such Guarantor, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes, the Security Instruments or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to such Guarantor at its address set forth opposite its signature below, but the failure of such Guarantor to receive such copy shall not affect in any way the service of such process. Each Guarantor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its said address, such service to become effective 30 days after such mailing.

         (e) Nothing herein shall affect the right of the Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in Texas or any other jurisdiction in which assets of any Guarantor are located.

         15. Severability. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Paragraph Headings. The Paragraph headings used in this Guaranty Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         17. Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to each Lender and the Transactions. Accordingly, if the Transactions would be usurious as to any Lender under applicable law, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any Financing Document or agreement entered into in connection with the Transactions or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest as to any Lender under applicable law that is contracted for, taken, reserved, charged or received by such Lender under the Notes, this Agreement or under any of the Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the
Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest as to any Lender under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to each Lender for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas (or of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement) or laws of the United States of America applicable to any Lender and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas (or such other jurisdiction's) law. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Lenders for the purpose of determining the Highest Lawful Rate, the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lenders' right subsequently to change such method in accordance
with applicable law.   In no event shall the provisions of Tex. Rev. Civ. Stat.
art. 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the Loans evidenced hereby.

         18. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.




                          [SIGNATURES BEGIN NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer on the day and year first above written.

                                 TESORO ALASKA PETROLEUM COMPANY
                                 TESORO EXPLORATION AND PRODUCTION COMPANY
                                 TESORO PETROLEUM COMPANIES, INC.
                                 DIGICOMP, INC.
                                 TESORO TECHNOLOGY PARTNERS COMPANY
                                 INTERIOR FUELS COMPANY
                                 TESORO ALASKA PIPELINE COMPANY
                                 TESORO NORTHSTORE COMPANY
                                 TESORO REFINING, MARKETING & SUPPLY COMPANY
                                 TESORO NATURAL GAS COMPANY
                                 TESORO BOLIVIA PETROLEUM COMPANY
                                 TESORO VOSTOK COMPANY
                                 KENAI PIPE LINE COMPANY
                                 TESORO MARINE SERVICES COMPANY
                                 TESORO COASTWIDE SERVICES COMPANY
                                 COASTWIDE MARINE SERVICES, INC.


                                 By:/s/  G. A. WRIGHT
                                    --------------------------------------------
                                         G. A. Wright
                                         Vice President and Treasurer


                                 TESORO GAS RESOURCES COMPANY, INC.
                                 TESORO FINANCIAL SERVICES HOLDING COMPANY


                                 By:/s/  JEFFREY B. FABIAN
                                    --------------------------------------------
                                         Jeffrey B. Fabian
                                         President


                                 VICTORY FINANCE COMPANY


                                 By:/s/  KAREN B. THOMAS
                                    --------------------------------------------
                                         Karen B. Thomas
                                         Assistant Secretary

                                 BANQUE PARIBAS, AS ADMINISTRATIVE AGENT


                                 By:/s/  BRIAN MALONE
                                    --------------------------------------------
                                         Brian Malone
                                         Vice President


                                 By:/s/  BARTON D. SCHOUEST
                                    --------------------------------------------
                                         Barton D. Schouest
                                         Group Vice President